UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2026

_______________________

SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
_______________________

Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

Scilex Holding Company (the “Company”) entered into a Convertible Promissory Note, dated January 29, 2026 (the “Note”), with Quantum Scan Holdings, Inc. (“Q Scan”). Pursuant to the Note, the Company loaned Q Scan an aggregate of $20 million. The Note had a maturity date of October 29, 2026 and would commence accruing interest at a rate of 3.66% per annum commencing on April 29, 2026. The Note converted in full into an aggregate of 140,379,226 shares of common stock of Q Scan (the “Common Stock”) on January 29, 2026. The Note contains customary representations and warranties of the Company and Q Scan and customary covenants of Q Scan.

The Company and Q Scan entered into a common stock purchase agreement, dated January 29, 2026, with Q Scan (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Q Scan agreed to sell to the Company, and the Company agreed to purchase from Q Scan, an aggregate of 193,021,436 shares of Common Stock (the “Stock Purchase”) for an aggregate purchase price of approximately $27.5 million. The closing of the Stock Purchase shall occur within five business days of written notice delivered by Q Scan to the Company. The Stock Purchase Agreement contains customary representations, warranties and covenants of the Company and Q Scan.

Stephen Ma, the Company’s Chief Financial Officer and a member of the Company’s Board of Directors, has served as Q Scan’s interim Chief Financial Officer since January 16, 2026. As of the date of this Current Report on Form 8-K, Mr. Ma has not received any cash, equity or other compensation from Q Scan in his capacity as Q Scan’s interim Chief Financial Officer.

The foregoing summaries of the Note and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note and the Stock Purchase Agreement, which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji
	Name:	Henry Ji
Date: February 2, 2026	Title:	Chief Executive Officer & President